UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

September 4, 2012

Date of report (Date of earliest event reported)

SEI Investments Company

(Exact name of registrant as specified in its charter)

Pennsylvania	0-10200	23-1707341
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1 Freedom Valley Drive

Oaks, Pennsylvania 19456

(Address of principal executive offices) (Zip Code)

(610) 676-1000

(Registrants’ telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On September 4, 2012, the Company announced continued strong 2012 global institutional sales resulting in more than $7.7 billion in new institutional assets under management and 25 new institutional clients year-to-date including $2.2 billion in new institutional assets under management and 6 new institutional clients sold during the third quarter 2012. The results of these sales are reflected in the Company’s Institutional Investors segment.

Additionally, in late August 2012, the Company decided to discontinue the use of specific functionality within the Global Wealth Platform by the end of the September 2012. As a result, the Company will expense an additional $2.7 million of previously capitalized software development costs during the third quarter 2012. This amount will be reflected in and negatively impact the Company’s Private Banks segment results in the third quarter 2012.

As provided in General Instruction B.2 to Form 8-K, the information furnished in this Item 8.01 hereto shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing with the Securities and Exchange Commission, except as shall be expressly provided by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEI Investments Company

Date: September 4, 2012	By:	/s/ Dennis J. McGonigle
Dennis J. McGonigle
Chief Financial Officer

3